Exhibit 99(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kansas Gas and Electric Company (the Company) on Form 10-Q for the quarter ended March 31, 2003 (the Report), which this certification accompanies, William B. Moore, in my capacity as Chairman of the Board and President (Principal Executive Officer) of the Company, and Mark A. Ruelle, in my capacity as Vice President and Treasurer (Principal Financial and Accounting Officer) of the Company, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 15, 2003	By:	/S/ WILLIAM B. MOORE

William B. Moore Chairman of the Board and President (Principal Executive Officer)

Date:	May 15, 2003	By:	/S/ MARK A. RUELLE

Mark A. Ruelle, Vice President and Treasurer (Principal Financial and Accounting Officer)

The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.